                                                                    EXHIBIT 99.1

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

The management of Gulf Canada Resources Limited ("Gulf") is responsible for preparing the accompanying consolidated financial statements. The consolidated financial statements were prepared in accordance with accounting principles generally accepted in Canada and are necessarily based in part on management's best estimates and judgements. When alternative accounting methods exist, management has chosen those it deems most appropriate in the circumstances. The financial information included elsewhere in the Annual Report is consistent with that contained in the consolidated financial statements.

     Gulf maintains a system of internal control including an internal audit function. Management believes that this system of internal control provides reasonable assurance that financial records are reliable and form a proper basis for preparation of financial statements. The internal control process includes communication to employees of Gulf's standards for ethical business conduct.

     The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and internal controls. The Board exercises this responsibility through its Audit Committee, none of whom are officers or employees of Gulf. The Committee meets with management, its internal auditors and the independent auditors to satisfy itself that each group is properly discharging its responsibilities and to review the consolidated financial statements and the independent auditor's report. The Audit Committee reports its findings to the Board of Directors for consideration in approving the consolidated financial statements for issuance to the shareholders. The Committee also considers, for review by the Board and approval by the shareholders, the engagement or re-appointment of the external auditors.

     The consolidated financial statements have been examined by the independent auditors, Ernst & Young LLP, and their report follows. The independent auditors have full and free access to the Audit Committee.


/s/ R.H.AUCHINLECK                           /s/ M.R. COUTU
----------------------------                 ----------------------------
R.H. Auchinleck                              M.R. Coutu
President and Chief Executive Officer        Senior Vice President and Chief
                                             Financial Officer
Calgary, Canada
February 20, 2001


AUDITORS' REPORT

To the Directors of Gulf Canada Resources Limited

We have audited the consolidated statements of financial position of Gulf Canada Resources Limited as at December 31, 2000 and 1999 and the consolidated statements of earnings (loss) and retained earnings (deficit) and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in accordance with accounting principles generally accepted in Canada.


/s/  ERNST & YOUNG LLP
-----------------------------
Ernst & Young LLP
Chartered Accountants

Calgary, Canada
February 20, 2001

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND RETAINED EARNINGS (DEFICIT) Years ended December 31

     (millions of dollars, except per share amounts)                                                   2000      1999      1998
-----------------------------------------------------------------------------------------------------------------------------------
     EARNINGS (LOSS)
     REVENUES
     Net oil and gas (Note 3)                                                                         $1,774    $1,140    $1,076
     Other                                                                                                24        45       119
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       1,798     1,185     1,195
----------------------------------------------------------------------------------------------------------------------------------
     EXPENSES
     Operating - production                                                                              397       363       417
               - other                                                                                    14        27        90
     Exploration                                                                                          85        66       191
     General and administration                                                                           45        34        62
     Depreciation, depletion and amortization (Note 2)                                                   579       451       769
     Net (gain) loss on asset disposals and provision for other losses (Note 2)                          (86)      129       252
     Pension settlement and restructuring charges (Note 2)                                                 4         5        45
     Finance charges, net (Note 4)                                                                       277       246       278
     Income tax expense (recovery) (Note 5)                                                              300        23      (325)
     Minority interest                                                                                    35        13       (12)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       1,650     1,357     1,767
----------------------------------------------------------------------------------------------------------------------------------
     EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                                          148      (172)     (572)
     Discontinued operations (Note 6)                                                                      0         0        24
----------------------------------------------------------------------------------------------------------------------------------
     EARNINGS (LOSS) FOR THE YEAR                                                                     $  148    $ (172)   $ (548)
==================================================================================================================================
     RETAINED EARNINGS (DEFICIT)
     BALANCE, BEGINNING OF YEAR                                                                       $ (747)   $ (495)   $   84
     Retroactive restatement for post-retirement benefits policy (Note 1)                                  0       (50)        0
----------------------------------------------------------------------------------------------------------------------------------
     AS RESTATED                                                                                        (747)     (545)       84
     Earnings (loss) for the year                                                                        148      (172)     (548)
     Dividends declared on preference shares (Note 16)                                                   (34)      (30)      (31)
----------------------------------------------------------------------------------------------------------------------------------
     BALANCE, END OF YEAR                                                                             $ (633)   $ (747)   $ (495)
==================================================================================================================================
     PER SHARE INFORMATION (Note 7)
     BASIC AND FULLY DILUTED
     Earnings (loss) from continuing operations                                                       $ 0.30    $(0.58)   $(1.73)
==================================================================================================================================
     Earnings (loss)                                                                                  $ 0.30    $(0.58)   $(1.66)
==================================================================================================================================

(See summary of significant accounting policies and notes to consolidated financial statements.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31

     (millions of dollars, except per share amounts)                                                     2000      1999      1998
-----------------------------------------------------------------------------------------------------------------------------------
     OPERATING ACTIVITIES
     EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                                       $   148    $ (172)   $ (572)
     NON-CASH ITEMS INCLUDED IN EARNINGS (LOSS)
       Depreciation, depletion and amortization (Note 2)                                                  579       451       769
       Net (gain) loss on asset disposals and provision for other losses (Note 2)                         (86)      129       252
       Amortization of deferred foreign exchange losses (Note 4)                                           57        26        71
       Pension settlement and restructuring charges (Note 2)                                                2        (3)       22
       Exploration expense                                                                                 85        66       191
       Future income taxes (Note 5)                                                                       249        (5)     (345)
       Other, net                                                                                          61        25       (17)
-----------------------------------------------------------------------------------------------------------------------------------
     CASH GENERATED FROM CONTINUING OPERATIONS                                                          1,095       517       371
     Other long-term liabilities                                                                          (26)      (55)      (18)
     Changes in non-cash working capital (Note 8)                                                          59        36         8
     Other, net                                                                                            (4)        4        (8)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        1,124       502       353
-----------------------------------------------------------------------------------------------------------------------------------
     INVESTING ACTIVITIES
     Proceeds on asset disposals                                                                          253       284     1,019
     Advance from sale of Midstream assets (Note 2)                                                       (96)        0       100
     Acquisitions (Note 9)                                                                               (217)        0       (67)
     Capital expenditures and exploration expenses                                                       (600)     (400)     (850)
     Cash restricted in use (Note 14)                                                                     (31)     (113)       (4)
     Changes in non-cash working capital (Note 8)                                                          (2)      (87)      (19)
     Other, net                                                                                            33       (35)       36
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         (660)     (351)      215
-----------------------------------------------------------------------------------------------------------------------------------
     FINANCING ACTIVITIES
     Increase (decrease) in short-term debt                                                                 0       (44)        4
     Proceeds from issue of long-term debt                                                                819       201       540
     Long-term debt repayments                                                                         (1,199)     (464)     (943)
     Regular dividends declared on preference shares                                                      (34)      (30)      (31)
     Issue of equity                                                                                       34         2        59
     Repurchase of shares (Note 16)                                                                       (12)        0         0
     Settlement of rate swap (Note 2)                                                                       0         0       (40)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         (392)     (335)     (411)
-----------------------------------------------------------------------------------------------------------------------------------
     INCREASE (DECREASE) IN CASH                                                                           72      (184)      157
     CASH AT BEGINNING OF YEAR                                                                            161       345       188
-----------------------------------------------------------------------------------------------------------------------------------
     CASH AT END OF YEAR (1)                                                                          $   233    $  161    $  345
===================================================================================================================================
     PER SHARE INFORMATION (Note 7)
     Cash generated from continuing operations                                                        $  2.78    $ 1.39    $ 0.98
===================================================================================================================================

(1) Comprises cash and short-term investments.

(See summary of significant accounting policies and notes to consolidated financial statements.)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
December 31

     (millions of dollars)                                                                               2000      1999
-----------------------------------------------------------------------------------------------------------------------------------
     ASSETS
     CURRENT
     Cash and short-term investments                                                                   $  233    $  161
     Cash restricted in use (Note 14)                                                                     148       117
     Accounts receivable (Notes 19 (b) and 22)                                                            450       309
     Future income taxes (Note 5)                                                                          15        10
     Other (Note 10)                                                                                      128       130
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          974       727
     INVESTMENTS, DEFERRED CHARGES AND OTHER ASSETS (NOTE 11)                                             183       189
     UNALLOCATED COST RELATED TO CRESTAR ACQUISITION (NOTE 9)                                             460         0
     PROPERTY, PLANT AND EQUIPMENT (NOTES 9 AND 12)                                                     7,314     4,519
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       $8,931    $5,435
===================================================================================================================================
     LIABILITIES AND SHAREHOLDERS' EQUITY
     CURRENT
     Accounts payable                                                                                  $  519    $  353
     Current portion of long-term debt (Note 14)                                                           70        68
     Current portion of other long-term liabilities (Note 15)                                              23        28
     Other (Note 13)                                                                                      189       134
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          801       583

     LONG-TERM DEBT (NOTE 14)                                                                           2,392     2,077
     OTHER LONG-TERM LIABILITIES (NOTE 15)                                                                330       380
     FUTURE INCOME TAXES (NOTE 5)                                                                       2,153       625
     MINORITY INTEREST                                                                                    246       204
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5,922     3,869
-----------------------------------------------------------------------------------------------------------------------------------
     Commitments and contingent liabilities (Notes 19 and 20)

     SHAREHOLDERS' EQUITY
     Share capital (Note 16)
       Senior preference shares                                                                           577       577
       Ordinary shares                                                                                  3,042     1,721
     Contributed surplus (Note 16)                                                                         33        35
     Retained earnings (deficit)                                                                         (633)     (747)
     Foreign currency translation adjustment (Note 18)                                                    (10)      (20)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        3,009     1,566
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       $8,931    $5,435
===================================================================================================================================

(See summary of significant accounting policies and notes to consolidated financial statements.)

Approved by the Board

/s/ ROBERT H. ALLEN                           /s/ WALTER B. O'DONOGHUE
--------------------------                    --------------------------
Robert H. Allen                               Walter B. O'Donoghue
Director                                      Director

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION The consolidated financial statements of Gulf Canada Resources Limited ("Gulf" or the "Company") include the accounts of all subsidiary companies. Substantially all of the activities of Gulf are conducted jointly with others, and these financial statements reflect the proportionate interest in such activities. Investments in companies in which Gulf exercises significant influence are accounted for on the equity basis.

The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada. A summary of the differences between accounting principles generally accepted in Canada and those generally accepted in the United States ("US") is contained in Note 24 to these statements.

CASH AND SHORT-TERM INVESTMENTS Short-term investments with maturities less than three months are considered to be cash equivalents and are recorded at cost, which approximates market value.

INVENTORIES Product inventories are valued at the lower of average costs and market value. Materials and supplies are valued at the lower of average cost and net realizable value.

PROPERTY, PLANT AND EQUIPMENT The successful efforts method of accounting is followed for oil and gas exploration and development costs. The initial acquisition costs of oil and gas properties and the costs of drilling and equipping successful exploratory wells are capitalized. The costs of unsuccessful exploration wells are charged to earnings. All other exploration costs are charged to earnings as incurred. All development costs, including the cost of liquid injectants used in enhanced oil recovery projects, are capitalized. Maintenance and repairs are charged to earnings; renewals and betterments, which extend the economic life of the assets, are capitalized.

Capitalized costs of proved oil and gas properties are amortized using the unit-of-production method based on estimated gross proved oil and gas reserves. Depreciation of plant and equipment is based on estimated remaining useful lives of the assets using either the straight-line method or the unit-of-production method. Individually insignificant unproved properties are amortized on a group basis at rates determined after considering past experience and lease terms. Certain costs relating to significant acquisitions and major projects remain undepreciated pending evaluation or completion of development.

As changes in circumstances warrant, the net carrying values of proved properties, plant and equipment, and significant unproved properties are assessed to ensure that they do not exceed future cash flows from use or disposal. The estimated future costs to dispose of an asset or to exit an activity are recognized at the time that a commitment to such action is made.

TRANSPORTATION AND MARKETING COSTS Costs incurred in relation to transportation and marketing of oil and gas products are classified as net oil and gas revenues in the Consolidated Statement of Earnings (Loss).

ENVIRONMENTAL AND SITE RESTORATION LIABILITIES Future obligations for site restoration costs, including dismantling plants and abandoning properties, are provided for using the unit-of-production method or, where appropriate, the estimated remaining useful lives of the related assets. Accruals for other potential environmental remediation obligations, such as those related to discontinued downstream operations, are made when management believes that Gulf has an obligation for remediation and the anticipated costs can be estimated within a reasonable range.

FOREIGN CURRENCY TRANSLATION Assets and liabilities of self-sustaining foreign subsidiaries are translated into Canadian dollars at year-end exchange rates. The resulting unrealized exchange gains or losses are reflected in shareholders' equity. Revenues and expenses are translated using the average rates of exchange during the year.

Assets and liabilities of all other foreign subsidiaries and all other transactions in foreign currencies are translated into Canadian dollars at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at year-end exchange rates. Exchange gains or losses are included in earnings with the exception of the unrealized gains or losses on translation of long-term monetary liabilities, which are deferred and amortized over the remaining terms of such liabilities on a straight-line basis.

PENSIONS AND OTHER POST-RETIREMENT BENEFITS The pension plans, which cover Canadian employees, have both defined benefit and defined contribution options, which are company funded. The cost of the defined benefit option reflects management's best estimates of the pension plan's expected investment yields, salary escalation, mortality of members, terminations and the ages at which members will retire. Defined benefit pension plan assets are reported at market values. Adjustments arising from plan amendments, transitional surplus, experience gains and losses and changes in assumptions are amortized on a straight-line basis over the estimated average remaining service lives of the employees. The unamortized balance of such costs has been charged to earnings upon Gulf's decision to annuitize the defined benefit plan. The cost of the defined contribution option reflects specific amounts contributed on behalf of participating employees during the year. The costs of post-retirement benefits other than pensions, including dental, medical and life insurance to eligible retired employees, is determined using the projected benefit method prorated on services and is expensed as services are rendered. Prior to the adoption of the new recommendations, post-retirement benefits other than pensions were accounted for on a cash basis.

FINANCIAL INSTRUMENTS A financial instrument is recognized when a contractual benefit or obligation exists for the future receipt or payment of monetary amounts and is recorded at inception at the fair value of consideration paid or received, along with the costs of acquisition or issuance. A financial instrument held for disposal or settlement is carried thereafter at the lower of original cost or market value. One held over the long term or to maturity is carried at original cost and is assessed as circumstances warrant to ensure that its carrying value does not exceed its recoverable amount. Income or expense on a financial instrument is recognized in each period on an accrual basis. A premium or discount on debt bearing an interest rate different from the prevailing market rate and its costs of issuance are deferred and amortized over the life of the debt.

DERIVATIVE INSTRUMENTS Gulf enters into physical and financial forward sales contracts, options and swap agreements to manage its exposure to changes in commodity prices, exchange rates and interest rates. Gains and losses on the contracts that meet the definition of a hedge are recognized in the financial statements when the hedged transactions occur and are included in the measurement of such transactions. Changes in the market values of derivatives that do not meet the definition of a hedge, or that arise subsequent to when they cease to be effective hedges, are recognized as gains and losses in the earnings of each period. Such gains or losses are recorded in other revenues.

A derivative meets the definition of a hedge when all of the following criteria are met:

 . Gulf has an identified risk exposure to commodity prices, exchange rates, interest rates or some other risk factor related to an asset or a liability, a contractual commitment or a planned future transaction.

 . There is an offsetting relationship between the cash flows of the derivative and those of the identified risk to be hedged.

 . Management intends to use the derivative to hedge the exposure. The derivative is therefore designated as a hedge at its inception.

If a hedge is terminated early, or if the designation of a derivative as a hedge is discontinued, any accumulated gain or loss up to that time continues to be deferred until the hedged transaction occurs. If the term of a derivative used as a hedge extends beyond the date of the hedged transaction, any deferred gain or loss at that date is included in the measurement of the hedged transaction; gains and losses thereafter are recognized in earnings on an accrual basis. If the occurrence of a hedged transaction ceases to be likely, any deferred gain or loss on the hedge is recognized in income immediately. An individually significant loss is included in the 1998 provision for other losses in Gulf's Consolidated Statement of Earnings (Loss).

INCOME TAXES Gulf uses the liability method in accounting for income taxes whereby future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on future tax assets and liabilities of a change in rates is recognized in earnings in the period in which the change is substantially enacted.

MEASUREMENT UNCERTAINTY Certain items recognized in the financial statements are subject to measurement uncertainty. The recognized amounts of such items are based on Gulf's best information and judgement. Such amounts are not expected to change materially in the near term. These include:

 . The amounts recorded for depletion, depreciation, amortization and impairment of property, plant and equipment and future site restoration costs depend on estimates of oil and gas reserves or the economic lives and future cash flows from related assets. The provision for future site restoration costs also depends on estimates of such costs based on current legislation.

 . The recognized amounts of other potential environmental claims and liabilities depend on estimates of the magnitude and probability of future costs.

 . The values of pension obligations and assets and the amount of pension costs charged to earnings depend on certain actuarial and economic assumptions.

 . The amounts recorded for assets and liabilities of acquired companies depend on estimates of their fair values on the acquisition date and are subject to subsequent adjustment over a one-year period.

 . The recognized future costs of exiting activities and disposing of assets depend on estimates of such amounts.

STOCK-BASED COMPENSATION The Company has a stock-based compensation plan which consists of stock options and other equity instruments; these are further described in Note 17. When stock options are issued to employees, no compensation expense is recognized. Any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital. The future obligations associated with other equity instruments are accrued over the vesting period to which they relate and recognized as an expense. Any cash payments or exercises made with respect to these instruments are recognized as a reduction to the liability.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts expressed as millions except where otherwise noted)

NOTE 1  CHANGES IN ACCOUNTING POLICIES

POST-RETIREMENT BENEFITS

In 1999 Gulf adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to accounting for employee future benefits. This change was applied retroactively, but prior years' financial statements were not restated. The change is reflected in the consolidated financial statements effective January 1, 1999, and the opening balance of retained earnings (deficit) was restated by $50 million accordingly.

NOTE 2  UNUSUAL ITEMS

NET (GAIN) LOSS ON ASSET DISPOSALS AND PROVISION FOR OTHER LOSSES

     Year ended December 31                                            2000     1999     1998
-----------------------------------------------------------------------------------------------
     Gain on sale of Midstream assets (a)                             $ (68)   $   0    $(232)
     Net (gain) loss on other asset disposals (b)                        (9)     135       90
     Provision for expected losses on future asset disposals (c)          0        0      309
     Loss on interest rate swap agreement                                 0        0       40
     Other (d)                                                           (9)      (6)      45
-----------------------------------------------------------------------------------------------
                                                                      $ (86)   $ 129    $ 252
===============================================================================================

(a) In 1998, the Company sold 50 per cent of its Western Canadian natural gas gathering and processing facilities, pipelines and gas products facilities, as well as its natural gas and gas products marketing business for total cash consideration of $290 million. Gulf's retained interest was combined with that of the purchaser in the jointly controlled Gulf Midstream Services Partnership and GMS Facilities Ltd. (collectively "GMS"). Gulf also received $100 million subject to a future capital obligation (see Note
     22).

     Effective September 1, 2000, Gulf sold its remaining 50 per cent interest in GMS to the initial purchaser for a net gain of $68 million. This included the settlement of the $100 million future capital obligation. Pursuant to the purchase and sale agreement, should Gulf acquire any midstream assets in defined areas of mutual interest, Gulf is obligated to offer these acquired assets to the purchaser at fair market value within 180 days of the acquisition. The purchaser has the right to reject or accept this offer, whereby fair market value is subject to negotiation.

(b) In 2000 and 1999, the net loss on other asset disposals included the divestment of the Company's Australian assets and certain Western Canadian assets. In 1998, the net loss on disposals included the divestment of various Western Canadian and international conventional, oil sands, and offshore oil and natural gas properties, and an interest in a pipeline project.

(c) The provision for expected losses on future asset disposals is the reduction to estimated realizable value in the carrying amounts of assets of which the Company divested, along with estimated associated employee severance costs. The 1998 provision related to the sale of non-core and international conventional oil and natural gas properties.

(d) Other provisions consist largely of impairments of investments and future obligations.

REDUCTION IN CARRYING VALUE OF ASSETS

As a result of changes in economic circumstances, the Company recorded a provision of $79 million in 2000 and $249 million in 1998 for the write-down or write-off of certain oil and natural gas assets. The write-down reflects the excess of net carrying amounts over recoverable amounts as measured by undiscounted estimated future net cash flows. The 1998 provision has been reclassified to depletion, depreciation and amortization for comparative purposes.

PENSION SETTLEMENT & RESTRUCTURING CHARGES
     Year ended December 31                      2000    1999     1998
--------------------------------------------------------------------------
     Restructuring charges (a)                  $   2   $   6    $  39
     Pension settlement (b)                         2      (1)       6
--------------------------------------------------------------------------
                                                $   4   $   5    $  45
==========================================================================

(a) Restructuring charges pertain to costs and write-offs resulting from organizational changes.
(b) The charges in 2000 and 1998, as well as the gain in 1999, relate to the performance of the pension assets.

NOTE 3  NET OIL AND GAS REVENUES

The following transportation and other marketing costs are included in net oil and gas revenue:

   Year ended December 31                                                                             2000     1999     1998
--------------------------------------------------------------------------------------------------------------------------------
   Pipeline tariffs, transportation and marketing costs                                              $ 129    $ 125    $  96
================================================================================================================================

NOTE 4  FINANCE CHARGES, NET

   Year ended December 31                                                                             2000     1999     1998
-----------------------------------------------------------------------------------------------------------------------------------
   CASH EXPENSES
   Interest
     Long-term debt                                                                                  $ 200    $ 209    $ 223
     Short-term debt                                                                                     2        1        4
   Interest income on short-term investments                                                           (18)     (12)     (12)
------------------------------------------------------------------------------------------------------------------------------------
   Interest on net debt position (a)                                                                   184      198      215
   Interest on income tax refunds                                                                       (3)      (1)      (4)
   Other                                                                                                13        8        1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       194      205      212
------------------------------------------------------------------------------------------------------------------------------------
   NON-CASH EXPENSES
   Amortization of deferred foreign exchange losses                                                     57       26       71
   Amortization of post-retirement benefits                                                              3        0        0
   Other, net                                                                                           23       15       (5)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     $ 277    $ 246    $ 278
====================================================================================================================================

(a) Net debt comprises long-term debt and short-term debt less cash and short-term investments and cash restricted in use.

During 2000, the Company paid cash interest expense of $210 million (1999 - $235 million; 1998 - $229 million).

NOTE 5  INCOME TAX EXPENSE (RECOVERY)

The income tax expense (recovery) reflects an effective tax rate which differs from the Canadian statutory rate of 44 per cent. This difference is mainly the result of the following:

   Year ended December 31                                                 2000     1999     1998
----------------------------------------------------------------------------------------------------
   EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
     Canadian                                                            $  80    $(152)   $(740)
     Foreign                                                               368        3     (157)
----------------------------------------------------------------------------------------------------
                                                                         $ 448    $(149)   $(897)
====================================================================================================
   Computed income tax expense (recovery) at the statutory rate          $ 200    $ (66)   $(323)
   Non-deductible and non-taxable amounts related to:
     Net capital gains                                                      (5)      59      (16)
     Amortization of assets with no or partial tax basis                    17       20       14
     Sales and write-downs of assets with no or partial tax basis            0        5       (8)
     Crown royalties and other payments to governments                     126       43       31
     Syncrude remission order                                              (15)      (1)       0
     Non-recognition of tax relief due to lack of certainty                 44        9       31
     Minority interest                                                      16        6       (5)
   Resource allowance                                                      (99)     (45)     (44)
   Capital tax                                                              14       11       10
   Other                                                                     2      (18)     (15)
----------------------------------------------------------------------------------------------------
   Income tax expense (recovery)                                         $ 300    $  23    $(325)
====================================================================================================
   Current                                                               $  51    $  28    $  20
   Future                                                                  249       (5)    (345)
----------------------------------------------------------------------------------------------------
   Income tax expense (recovery)                                         $ 300    $  23    $(325)
====================================================================================================

Foreign taxes account for $38 million, $17 million and $21 million of the current taxes and $147 million, $51 million and $(55) million (recovery) of the future taxes in 2000, 1999 and 1998, respectively.

Cash taxes paid, net of tax refunds received, were $38 million for the year ended December 31, 2000 (1999 - $14 million; 1998 - $25 million).

COMPONENTS OF FUTURE INCOME TAXES:

The future income tax liability and asset are comprised of the following:

     December 31                                                                            2000     1999
--------------------------------------------------------------------------------------------------------------
     LONG-TERM FUTURE INCOME TAX LIABILITIES
     Additional values assigned to assets in connection with acquisitions                $(1,171)   $(507)
     Other differences between tax bases and reported amounts of depreciable assets       (1,157)    (296)
     Differences between tax bases and reported amounts of financial instruments             (23)     (33)
     Provisions for site restoration and environmental costs                                  36       32
     Oil indexed debenture                                                                     0        9
     Capital loss carried forward                                                              3        3
     Provincial royalty rebates                                                               62       62
     Taxable capital gains on JECs                                                           (10)     (17)
     Tax credits carried forward (a)                                                          41       52
     Post-retirement benefits liability                                                       38       41
     Other temporary differences                                                              28       29
--------------------------------------------------------------------------------------------------------------
                                                                                         $(2,153)    (625)
==============================================================================================================
     CURRENT FUTURE INCOME TAX ASSETS
     Reclamation/Environment                                                             $     6        3
     Severance                                                                                 3        4
     Other temporary differences                                                               6        3
--------------------------------------------------------------------------------------------------------------
                                                                                         $    15       10
==============================================================================================================

(a) The expiration dates of tax credit carry forwards as at December 31, 2000 are:

                                                                                              Subsequent
     Expiration dates                                      2001   2002   2003    2004   2005   To 2005
--------------------------------------------------------------------------------------------------------------
     Amounts (millions of dollars)                           0      1      1       1      1         2
==============================================================================================================

The Company will utilize $35 million of tax credit carry forwards in the 1996-00 tax returns.

At December 31, 2000, the Company had $23 million unused non-capital tax loss carry forwards which expire at various times up to and including 2005 (1999 - $241 million). At December 31, 1999 and 2000, the Company had $127 million unused net-capital tax loss carry forwards to be used in future years. The Company has $335 million of deductible temporary differences for which no future income tax asset has been recognized at December 31, 2000 (1999 - $242 million).

NOTE 6  DISCONTINUED OPERATIONS

Discontinued operations relate to Asamera Minerals Inc. and environmental costs for Gulf's former downstream operations. In 1998, a gain of $24 million was realized on the sale of non-producing land in the United States. There were no income taxes applicable to this transaction.

NOTE 7  PER SHARE INFORMATION

Earnings (loss) per ordinary share and cash generated from continuing operations per ordinary share were calculated after the deduction of cumulative preference share dividend requirements of $34 million, $30 million and $31 million for 2000, 1999, and 1998, respectively. The weighted average number of ordinary shares outstanding was 381,194,675 for 2000, 349,127,490 for 1999 and
348,399,257 for 1998.

NOTE 8  CHANGES IN NON-CASH WORKING CAPITAL

     Year ended December 31                                2000     1999     1998
-------------------------------------------------------------------------------------
     DECREASE (INCREASE) IN NON-CASH WORKING CAPITAL
     Accounts receivable                                  $(141)   $ (41)   $  78
     Future income taxes                                     (5)       9      (19)
     Other current assets                                     2        3      (12)
     Accounts payable                                       166       60     (127)
     Other current liabilities                               55      (43)      48
-------------------------------------------------------------------------------------
                                                             77      (12)     (32)
     Items not having a cash effect                         (20)     (39)      21
-------------------------------------------------------------------------------------
                                                          $  57    $ (51)   $ (11)
=====================================================================================
     The change relates to the following activities:
     Operating                                            $  59    $  36    $   8
     Investing                                               (2)     (87)     (19)
-------------------------------------------------------------------------------------
                                                          $  57    $ (51)   $ (11)
=====================================================================================


NOTE 9  ACQUISITIONS

     Year ended December 31                                2000     1999     1998
-------------------------------------------------------------------------------------
     Crestar Energy Inc. (a)                              $ 162    $   0    $   0
     Other oil and gas assets                                55        0       67
-------------------------------------------------------------------------------------
                                                          $ 217    $   0    $  67
=====================================================================================

(a)  ACQUISITION OF CRESTAR ENERGY INC.

     Effective November 6, 2000, Gulf acquired all of the issued and outstanding common shares of Crestar Energy Inc. ("Crestar") for total consideration of $179 million in cash and 188,089,141 Gulf ordinary shares. Costs associated with the acquisition were $50 million. The acquisition was accounted for using the purchase method. Gulf's consolidated financial statements include the operating results of the acquired business from November 6, 2000. For December 31, 2000 financial reporting purposes, the allocation of the purchase price was done on a preliminary basis. The final allocation will be determined in 2001.

     The purchase price has been allocated as follows:

==============================================================================
     Property, plant and equipment                                  $  2,862
     Unallocated cost                                                    460
     Investments and other assets                                         14
     Working capital                                                      71
     Future income taxes                                              (1,196)
     Long-term debt (including current portion)                         (626)
     Other long-term liabilities                                         (58)
------------------------------------------------------------------------------
                                                                       1,527
     Less:  Cash and short-term investments acquired                     (67)
            Ordinary shares issued                                    (1,298)
------------------------------------------------------------------------------
                                                                    $    162
==============================================================================

The following discloses the pro forma operating results for December 31, 2000 and 1999 as though Crestar had been acquired at the beginning of the year:

     Year ended December 31                           2000            1999
------------------------------------------------------------------------------
     Revenues                                      $  2,545         $  1,713
     Earnings (loss)                                    271             (245)
     Earnings (loss) per share (dollars)               0.43            (0.50)
==============================================================================

NOTE 10  OTHER CURRENT ASSETS

     December 31                                                2000         1999
-------------------------------------------------------------------------------------
     Product inventories                                       $   19       $   20
     Materials and supplies                                        86           79
     Prepaid expenses                                              23           26
     Other                                                          0            5
-------------------------------------------------------------------------------------
                                                               $  128       $  130
=====================================================================================

NOTE 11  INVESTMENTS, DEFERRED CHARGES AND OTHER ASSETS

     December 31                                                2000         1999
-------------------------------------------------------------------------------------
     Deferred foreign exchange loss on long-term debt          $   60       $   58
     Deferred long-term debt placement costs                       72           86
     Deferred long-term debt interest costs                        13            0
     Portfolio investments                                         24           23
     Loans receivable from related companies (Note 22)              0            7
     Other                                                         14           15
-------------------------------------------------------------------------------------
                                                               $  183       $  189
=====================================================================================

NOTE 12  PROPERTY, PLANT AND EQUIPMENT

     December 31                                                         2000
---------------------------------------------------------------------------------------------------
                                                                      Accumulated
                                                                    Depreciation,
                                                           Gross    Depletion and            Net
                                                      Book Value     Amortization     Book Value
---------------------------------------------------------------------------------------------------
     Exploration and production
       North America                                     $ 6,704           $1,706         $4,998
       International                                       2,609              881          1,728
     Syncrude                                                593              171            422
     Oil sands and coal                                      201              104             97
     Other                                                   121               52             69
---------------------------------------------------------------------------------------------------
                                                         $10,228           $2,914         $7,314
===================================================================================================
     Net carrying value of property, plant and equipment not being amortized              $1,209
===================================================================================================

     December 31                                                         1999
---------------------------------------------------------------------------------------------------
                                                                      Accumulated
                                                                    Depreciation,
                                                           Gross    Depletion and            Net
                                                      Book Value     Amortization     Book Value
---------------------------------------------------------------------------------------------------
     Exploration and production
       North America                                      $3,794           $1,406         $2,388
       International                                       2,289              737          1,552
     Syncrude                                                569              178            391
     Oil sands and coal                                      198              106             92
     Other                                                   139               43             96
---------------------------------------------------------------------------------------------------
                                                          $6,989           $2,470         $4,519
===================================================================================================
     Net carrying value of property, plant and
      equipment not being amortized                                                       $1,415
===================================================================================================

NOTE 13  OTHER CURRENT LIABILITIES

   December 31                                                2000             1999
----------------------------------------------------------------------------------------
   Accrued interest                                         $   59           $   67
   Income and other taxes payable                               69               31
   Accrued payroll, bonuses and other employee costs             6               11
   Accrued acquisition costs                                    19                1
   Other                                                        36               24
----------------------------------------------------------------------------------------
                                                            $  189           $  134
========================================================================================

NOTE 14  LONG-TERM DEBT

   December 31                                                2000             1999
----------------------------------------------------------------------------------------
   Bank credit facilities                                   $   70           $   87
   Debentures and notes
     6.45% Medium Term Notes, due 2007                         100                0
     6.56% Senior Notes, due 2003 (US$52 million)               78                0
     6.69% Senior Notes, due 2005 (US$20 million)               30                0
     6.72% Senior Notes, due 2006 (US$48 million)               72                0
     7.56% Senior Notes, due 2002 (US$20 million)               30                0
     7.89% Senior Notes, due 2006 (US$40 million)               60                0
     8.25% Senior Notes, due 2017 (US$225 million)             337              324
     8.35% Senior Notes, due 2006 (US$250 million)             375              360
     8.375% Senior Notes, due 2005 (US$200 million)            299              287
     8.72% Senior Notes, due 2001 - 2005 (US$50 million)        75                0
     9.25% Senior Subordinated Debentures, due 2004
      (US$282 million)                                         423              432
     9.625% Senior Subordinated Debentures, due 2005
      (US$200 million)                                         300              289
   Long-term secured loan (US$142 million)                     213              354
   Other                                                         0               12
----------------------------------------------------------------------------------------
                                                             2,462            2,145
   Less installments due within one year                       (70)             (68)
----------------------------------------------------------------------------------------
                                                            $2,392           $2,077
========================================================================================

BANK CREDIT FACILITIES

As of December 31, 2000, the Company had available $562 million under committed credit facilities, of which $70 million had been drawn. Gulf also had available uncommitted operating bank lines totalling approximately $187 million, of which none had been drawn, although the Company has issued approximately $30 million in "Letters of Credit". Interest rates on the committed and uncommitted facilities are based on the banker's acceptance rate or the London Interbank Offered Rate ("LIBOR") plus a spread, which varies between institutions and is based on certain financial tests. The average effective rate on the balances outstanding during 2000 was approximately 7.7 per cent on committed facilities and 6.9 per cent on uncommitted facilities. (1999 - 6.9 per cent and 5.6 per cent, respectively; 1998 - 6.2 per cent and 5.7 per cent, respectively).

DEBENTURES AND NOTES

US dollar debentures and senior notes are unsecured with interest paid semi-annually.

LONG-TERM SECURED LOAN

In February 1997, the Company, along with its partner in the Corridor Block Gas Project ("the Project") entered into a Credit Agreement ("Corridor Loan") with various lending institutions. The Corridor Loan provided US$450 million of financing to fund the development of the Project. The borrowings are based on the LIBOR. Interest and commitment fees related to the Corridor Loan were capitalized until commercial production was reached during the first quarter of 1999 (1999 - $1 million, 1998 - $22 million), at which time they began to be amortized over the life of the asset on the unit-of-production basis. The project was completed in 2000 and the lenders' recourse under the Corridor Loan is limited to the Corridor production sharing contract asset pledged as collateral.

Under the terms of the Corridor Loan, the Project net cash flows contribute to certain cash reserve requirements which the Company reports as cash restricted in use. In addition, a specified percentage of the surplus cash is used to fund mandatory repayments with the remainder released to the company. At December 31, 2000 the cash restricted in use for the Project was $145 million (1999 - $110 million).

The expected minimum repayments on the Corridor loan were originally equal semi-annual installments which began in August, 1999 and end on February, 2007. The terms of the Corridor Loan have since been altered to reduce the cash restricted in use such that disbursements occur quarterly rather than semi-annually. The first quarterly installment occurred in November 2000. Mandatory and optional prepayments may also occur, depending on the cash flow generated by the Project. The weighted average rate on the balance outstanding at December 31, 2000 is approximately 8.4 per cent in comparison to 7.7 per cent in 1999.


CASH RESTRICTED IN USE

In addition to the cash restricted under the terms of the Corridor Loan, there are additional requirements of $3 million for margins posted with financial counterparties in connection with a subsidiary's operations at December 31, 2000 (1999 - $7 million).


DEBT REPAYMENTS

The Company's contractual minimum repayment requirements in respect of long-term debt for the five years following December 31, 2000, are expected to be 2001 - $70 million, 2002 - $94 million, 2003 - $154 million, 2004 - $64 million and 2005 - $685 million.

The maturity profile excludes the 9.25 per cent Senior Subordinated Debentures due 2004 as they were repaid in full on February 9, 2001 from the proceeds of a US$300 million Senior Notes offering due 2011 issued on January 10, 2001 (see
Note 26).


NOTE 15  OTHER LONG-TERM LIABILITIES

     December 31                                                 2000     1999
--------------------------------------------------------------------------------
     Provision for environmental and site restoration costs
      ((a) and Note 20)                                         $ 206    $ 150
     Deferred asset disposal proceeds (Note 2 (a))                  0       95
     Employee future benefits (Notes 1 and 21)                     84       84
     Provision for future lease costs                              10       18
     Other                                                         53       61
--------------------------------------------------------------------------------
                                                                  353      408
     Less current portion                                         (23)     (28)
--------------------------------------------------------------------------------
                                                                $ 330    $ 380
================================================================================

(a) $21 million of environmental and site restoration costs were charged to income in 2000 (1999 - $24 million; 1998 - $31 million).

NOTE 16  SHARE CAPITAL

AUTHORIZED:

Senior preference shares - non-voting, unlimited number. These preference shares rank in priority to the ordinary shares and may be issued from time to time in series with the consideration per share, designation, attributes, including any preemptive, redemption or conversion rights, and the number of each series to be fixed by the directors prior to its issue.

Junior preference shares - non-voting, unlimited number. The attributes associated with these shares are substantially the same as the senior preference shares except that they rank junior to the senior preference shares.

Ordinary shares - voting, unlimited number without nominal or par value.

ISSUED AND OUTSTANDING:                                              Number    Amount
----------------------------------------------------------------------------------------
SENIOR PREFERENCE SHARES:
(At December 31, 1998, 1999 and 2000)
 Series 1 (a)                                                    85,504,557    $  428
 Series 2 (b)                                                           300       149
----------------------------------------------------------------------------------------
                                                                 85,504,857    $  577
========================================================================================
ORDINARY SHARES:
At December 31, 1997                                            338,653,361    $1,653
Issued pursuant to exercise of stock options (c)                    419,950         2
Issued pursuant to ordinary share warrants (d)                    9,876,733        62
Value of expired ordinary share warrants (d)                              0         2
----------------------------------------------------------------------------------------
At December 31, 1998                                            348,950,044     1,719
Issued pursuant to exercise of stock options (c)                    472,323         2
----------------------------------------------------------------------------------------
At December 31, 1999                                            349,422,367     1,721
Issued pursuant to exercise of stock options (c)                  6,232,167        34
Issued for acquisition of Crestar (Note 9)                      188,089,141     1,298
Shares redeemed (e)                                              (1,936,600)      (11)
----------------------------------------------------------------------------------------
At December 31, 2000                                            541,807,075    $3,042
========================================================================================

(a) Cumulative dividends accumulate monthly at a floating rate based on the average prime rate of interest charged by specified Canadian banks, adjusted for a factor based on the market price of the Series 1 shares. These shares are redeemable, in whole or in part, at the option of Gulf at a price of $5.00 per share.

(b) Cumulative dividends are payable at rates determined by Gulf based on negotiations with holders of the shares, or by a dealer bid or by auction procedures. The shares are redeemable, in whole or in part, at the option of Gulf at the end of any dividend period upon written notice at an amount equal to $0.5 million per share.

(c) At December 31, 2000, pursuant to the terms of Gulf's Incentive Stock Option Plan (1994), options are outstanding to all employees to purchase an aggregate 24,184,713 ordinary shares. Under the plan, 513,702 shares are allocated but not reserved (1999 - 7,306,046 reserved but unallocated; 1998
     - 955,670 reserved but unallocated).

(d) In 1995 the Company issued 13.75 million warrants to purchase one ordinary share each for $5.75 per share, originally expiring on January 25, 1998. By resolution of Gulf's Board of Directors, each warrant holder was given the option to extend the expiry of the warrants to December 15, 1998 in consideration for a strike price of $6.50 and subject to a hold period ending July 27, 1998. During 1998, 9.9 million warrants were converted to ordinary shares before the original expiry date and the balance expired on December 15, 1998.

(e) During 2000, the Company purchased and cancelled 1,936,600 ordinary shares at an aggregate cost of $13 million. The $2 million excess of the carrying value over the amount paid to repurchase these shares has been charged to contributed surplus.

The aggregate stated capital at December 31, 2000, for purposes of the Canada Business Corporations Act, of the senior preference shares and ordinary shares is $184 million and $3,053 million, respectively.

NOTE 17  STOCK-BASED COMPENSATION

FIXED-OPTION PLAN

Gulf has a fixed-option plan. Pursuant to the terms of the Incentive Stock Option Plan (1994), Gulf may grant options to its employees for up to 34 million ordinary shares. Options are granted at the last board lot price of the shares on the day before the grant. The maximum term is ten years. They vest up to three years after the grant date.

A summary of the status of the Company's stock options as of December 31, 2000 and 1999 and changes during the years ended on those dates is presented below:

                                                                    2000                            1999
-----------------------------------------------------------------------------------------------------------------------
                                                                           Weighted                         Weighted
                                                           Options          Average         Options          Average
     Stock Options                                           (000)   Exercise Price           (000)   Exercise Price
-----------------------------------------------------------------------------------------------------------------------
     Outstanding at beginning of year                       22,309           $ 7.46          20,601          $ 7.85
     Granted                                                10,130             6.95           3,518            5.41
     Exercised                                              (6,232)           (5.45)           (472)          (5.26)
     Expired                                                (2,022)           (9.33)         (1,338)          (8.85)
------------------------------------------------------------------                        ----------
     Outstanding at end of year                             24,185           $ 7.61          22,309          $ 7.46
==================================================================                        ==========
     Options exercisable at end of year                     11,210                           13,980
==================================================================                        ==========
     Weighted average fair value of options
      granted during the year                                                $ 3.58                          $ 2.69
=======================================================================================================================

The following table summarizes information about stock options outstanding at
December 31, 2000:
                                              Options Outstanding                              Options Exercisable
-----------------------------------------------------------------------------------------------------------------------
                                                      Weighted
                                     Number            Average          Weighted               Number        Weighted
                                Outstanding          Remaining           Average          Exercisable         Average
                                at 12/31/00        Contractual          Exercise          at 12/31/00        Exercise
     Range of Exercise Prices         (000)       Life (Years)             Price                (000)           Price
-----------------------------------------------------------------------------------------------------------------------
     $3.52 - $ 4.40                   1,368               5.0            $  4.01                1,203          $ 4.07
     $5.10 - $ 7.00                   9,229               9.3               6.65                1,665            6.28
     $7.05 - $ 8.90                   8,341               7.7               7.33                3,095            7.28
     $9.10 - $12.55                   5,247               6.3              10.68                5,247           10.68
-------------------------------------------                                               -----------
                                     24,185               7.8            $  7.61               11,210         $  8.38
=======================================================================================================================

The Company's subsidiary, Gulf Indonesia Resources Limited ("Gulf Indonesia"), has a fixed option plan. Pursuant to the terms of the Gulf Indonesia Resources Limited 1997 Stock Option and Incentive Plan, implemented in August 1997, Gulf Indonesia may grant options to its employees at any time prior to December 31, 2007. The maximum number of common shares that may be issued at any time is ten per cent of the outstanding common shares. Options are granted at the last board lot price of the shares on the date before the grant and have a maximum term of ten years. Under the plan, 2,688,510 shares are reserved but unallocated (1999 - 3,009,219).

During 2000, Gulf Indonesia granted 738,125 options and cancelled 417,416 options (1999 - 369,250 and 54,034, respectively). At December 31, 2000, there were 6,097,625 options outstanding (1999 - 5,776,916). They vest up to three years after the grant date.

The Company has a 46.7 per cent partnership interest in the long-term incentive plan of Petrovera Resources ("Petrovera"). The Management Committee of the Partnership may grant officers and employees options, the value of which is related to the increase in net asset value of the Partnership units from the date of grant. Any cash distributions which have been made during the option period are added to the increase in net asset value for purposes of determining the benefit to be paid out. Upon exercise the value of the benefit is paid in cash. The estimated cost of the benefits is accrued by a charge to earnings over the period in which the options are earned.

During 2000, Petrovera granted 1,238,000 options and cancelled 89,000 options (1999 - 1,218,000 and 104,000, respectively). No options were exercised in either 2000 or 1999. The options are exercisable over a five year period from the date of grant. At December 31, 2000, there were 2,263,000 options outstanding (1999 - 1,114,000).

LONG-TERM INCENTIVE PLAN

As part of Gulf's executive compensation, Gulf has participated in the annual grants of stock options, Stock Appreciation Rights ("SARs"), Restricted Share Units ("RSUs"), Deferred Share Units ("DSUs") and the Leveraged Purchase Plan ("LPP").

(a)  STOCK APPRECIATION RIGHTS

SARs are granted to Gulf's executive officers on an annual basis and serve as a cash vehicle which mirrors stock options. The SARs vest one-third on the date of grant and one-third on each of the first and second anniversaries of the grant with a maximum term of ten years. The gain on SARs is paid in cash.

                                                                    2000                                1999
-----------------------------------------------------------------------------------------------------------------------------
                                                                              Weighted                              Weighted
                                                            Number             Average          Number               Average
     SARs                                                    (000)      Exercise Price           (000)        Exercise Price
-----------------------------------------------------------------------------------------------------------------------------
     Outstanding at beginning of year                        2,053              $ 3.93               0                $ 0.00
     Granted                                                   921                5.24           2,073                  3.95
     Exercised                                                (284)              (8.27)            (20)                (5.92)
     Cancelled                                                (232)              (4.13)              0                  0.00
------------------------------------------------------------------                              ------
     Outstanding at end of year                              2,458              $ 3.90           2,053                $ 3.93
==================================================================                              ======
     SARs exercisable at end of year                           230                                 180
=============================================================================================================================

(b)  LEVERAGED PURCHASE PLAN

The executive officers and members of the Company's Board of Directors are eligible to participate in the LPP. The LPP is designed to reward an investment in Company shares; shares registered to the LPP program on March 31 each year attract SARs that vest if the underlying shares are still owned in two years' time. The LPP provides that for each ordinary share of Gulf acquired by the participant and held for two years, the participant will be granted three SARs.
Only those shares which are received in lieu of cash compensation will be eligible for the LPP.

(c)  RESTRICTED SHARE UNITS

RSUs are granted annually to the executive officers and members of the Board of
Directors. They mirror restricted shares and can be taken as either cash or stock at the time of exercise. The RSUs attract national dividends and count towards share ownership and vest after four years.
                                                                    2000                                1999
-----------------------------------------------------------------------------------------------------------------------------
                                                                              Weighted                              Weighted
                                                            Number             Average          Number               Average
     RSUs                                                    (000)      Exercise Price           (000)        Exercise Price
-----------------------------------------------------------------------------------------------------------------------------
     Outstanding at beginning of year                          431              $ 3.68               0                $ 0.00
     Granted                                                   280                5.11             431                  3.68
     Cancelled                                                (61)               (4.14)              0                  0.00
------------------------------------------------------------------                              ------
     Outstanding at end of year                                650              $ 4.26             431                $ 3.68
==================================================================                              ======
     RSUs exercisable at end of year                             0                                   0
=============================================================================================================================

(d)  DEFERRED SHARE UNITS

DSUs are granted annually to members of the Board of Directors and mirror actual shares. They can only be realized upon termination at the value of a share at that time. The DSUs attract national dividends and count towards share ownership and vest after four years.

                                                                    2000                                1999
-----------------------------------------------------------------------------------------------------------------------------
                                                                              Weighted                              Weighted
                                                            Number             Average          Number               Average
     DSUs                                                    (000)      Exercise Price           (000)        Exercise Price
-----------------------------------------------------------------------------------------------------------------------------
     Outstanding at beginning of year                           25              $ 4.75               0                $ 0.00
     Granted                                                    21                5.35              25                  4.75
------------------------------------------------------------------                              ------
     Outstanding at end of year                                 46              $ 5.03              25                $ 4.75
==================================================================                              ======
     DSUs exercisable at end of year                             0                                   0
=============================================================================================================================

For the stock-based compensation plans identified above, $6,116,000 was expensed to earnings for the year ended December 31, 2000 (1999 - $840,000; 1998 - nil).

In conjunction with the Executive Long-Term Incentive Plans, both the Executive and the Board of Directors follow Share Ownership Guidelines. By the end of 2001, participants will hold between one and three times their salary in Company shares.

NOTE 18  FOREIGN CURRENCY TRANSLATION ADJUSTMENT

     Year ended December 31                                             2000     1999
----------------------------------------------------------------------------------------
     Balance, beginning of year                                        $ (20)   $  69
     Current year's deferred translation adjustments                      19     (104)
     (Reduction) increase in net investment in foreign operations         (9)      15
----------------------------------------------------------------------------------------
     Balance, end of year                                              $ (10)   $ (20)
========================================================================================

NOTE 19  FINANCIAL INSTRUMENTS AND HEDGING CONTRACTS

(a)  RISK MANAGEMENT

Gulf is exposed to fluctuations in oil and gas prices, electricity prices, exchange rates and interest rates and periodically enters into contracts to hedge or manage these exposures. Gulf is also exposed to risk of credit losses on instruments to the extent of non-performance by counterparties. For the oil and gas price instruments, credit risk is controlled through credit controls, limits, margin deposits and monitoring procedures. Gulf deals with multiple brokers to minimize credit risk. All exchange rate contracts are with major financial institutions and non-performance is not expected. Current exposure to credit losses on these instruments approximates their fair values as disclosed below.

     (i)  OIL AND GAS PRICES

     Gulf has entered into a number of financial transactions to manage the price risk associated with its gas revenues throughout 2001. The majority of the transactions are intended to address two issues associated with Alliance pipeline gas transportation. First, in order to mitigate the price risk associated with significant additional gas deliveries to the Chicago area, Gulf entered into basis swaps of Chicago gas prices for Henry Hub, Louisiana NYMEX benchmark prices on approximately 40 mmcf/d of gas. Second, in order to mitigate the risk associated with potential operational problems of the pipeline, Gulf entered into basis swaps, out of monthly and into daily Chicago index prices, on approximately 24 mmcf/d of gas during January 2001. Gulf has also reduced its exposure to various regional gas prices on approximately 12 mmcf/d in 2001 to reduce the risk associated with regional price volatility.

     At December 31, 2000 Gulf had physical fixed price gas sales contracts for 19 mmcf/d of 2001 gas production at an average plant gate price of $2.32/mcf.

     At December 31, 2000, Gulf had also forward sold a portion of its 2001 liquids production, establishing an average expected floor price of US$24.00/b on approximately 7,500 b/d and an average ceiling price of US$31.10/b on 7,500 b/d.

     Gulf has forward sold for 2001, at the monthly option of the purchaser,
     32.5 mmcf/d of gas at a ceiling price of US$2.35/mcf or 5000 b/d of crude oil at a ceiling price of US$17.00/b.

     (ii)  ELECTRICITY PRICES

     With the deregulation of electric energy in Alberta, Gulf has entered into contracts to stabilize electricity costs in the emerging, highly volatile Alberta market. Gulf has entered into financial contracts, which expire between 2003 and 2005, to fix the price on 22 megawatts of electric energy. Gulf also entered into a series of physical contracts via the Alberta Government Market Achievement Plan Auction. Through these financial and physical contracts Gulf has fixed prices on approximately 55 per cent of its 2001 electric energy requirements at an average price of approximately $105 per megawatt-hour before any Alberta Government rebates.

     (iii)  EXCHANGE RATES

     A large portion of Gulf's sales are based on U.S. dollar pricing, partly offset by interest expense on its U.S. dollar debt. From time to time Gulf reduces this foreign exchange exposure through the forward sale of U.S. dollars. The timing and extent of such hedging is based on several factors, including market conditions and Gulf's total risk profile. At December 31, 2000, Gulf had entered into contracts and options for the forward sale in 2001 of US$210 million at exchange rates ranging between 0.751 and 0.782, and averaging 0.766.

     (iv)  INTEREST RATES

     With the acquisition of Crestar, Gulf assumed a series of interest rate swaps which converted the U.S. dollar fixed interest rate of a portion of Crestar's Senior Notes to a U.S. dollar floating interest rate. The swaps have a notional principal amount of US$82 million with an average term of
     3.4 years, and they convert the underlying interest payments from an average fixed rate of 7.05 per cent to a floating rate of LIBOR plus 0.73 per cent.

(b)  SALES OF ACCOUNTS RECEIVABLE

Gulf has entered into an agreement giving it the right, on a continuing basis for extendible terms, to sell certain accounts receivable to an unrelated party to a maximum amount of $100 million. The agreement calls for purchase discounts, based on Canadian Bankers Acceptance rates, to be paid on an ongoing basis. Gulf retains a recourse obligation to provide additional accounts receivable of up to ten per cent of the amount sold, and an obligation to service the sold accounts, neither of which obligation is considered to have a material fair value. Total cumulative proceeds from such sales (including reinvestments of revolving-period collections) were $1,035 million in 2000, $832 million in 1999 and $960 million in 1998. The amounts sold at December 31, 2000 and 1999 were $99 million and $81 million, respectively.

(c)  OIL INDEXED FINANCIAL INSTRUMENT

A special purpose entity had $200 million 11 per cent public debentures issued and outstanding assets consisting of a $200 million five per cent fixed plus variable rate oil indexed debenture and an interest rate swap agreement for the same amount and term of the debentures which converts the variable rate on the debenture into a six per cent fixed rate, all of which matured on October 31, 2000. These were not included in Gulf's December 31, 1999 statement of financial position because Gulf did not have the right and ability to obtain future economic benefits from the resources of the entity and was not exposed to the related risks, nor did Gulf have the continuing power to determine the strategic operating, investing, and financing policies of the entity without the cooperation of others.

Gulf had a related interest rate conversion agreement which expired October 31, 2000 whereby Gulf paid to the special purpose entity the fixed rate of six per cent and was eligible to receive a variable rate ranging from nil to 16.8 per cent, depending on the average quarterly West Texas Intermediate oil price. Gulf paid out the fixed-rate obligation for the remaining life of the swap on January 6, 1999 for $24 million.

CARRYING AMOUNTS AND ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS:

                                                                    Asset (liability)
-------------------------------------------------------------------------------------------------------------
December 31                                             2000                                   1999
-------------------------------------------------------------------------------------------------------------
                                              Carrying        Fair                  Carrying         Fair
                                                Amount       Value                    Amount        Value
-------------------------------------------------------------------------------------------------------------
Portfolio investments                            $  24       $  24                     $  23        $  23
Long-term note receivable                           10          10                        10           10
Demand notes receivable                              2           2                         7            7
Long-term debt
  6.45% Medium Term Notes                         (100)        (95)                        0            0
  6.56% Senior Notes                               (78)        (77)                        0            0
  6.69% Senior Notes                               (30)        (29)                        0            0
  6.72% Senior Notes                               (72)        (71)                        0            0
  7.56% Senior Notes                               (30)        (31)                        0            0
  7.89% Senior Notes                               (60)        (62)                        0            0
  8.25% Senior Notes                              (337)       (330)                     (324)        (292)
  8.35% Senior Notes                              (375)       (392)                     (361)        (355)
  8.375% Senior Notes                             (299)       (313)                     (287)        (284)
  8.72% Senior Notes                               (75)        (88)                        0            0
  9.25% Senior Subordinated Debentures            (423)       (428)                     (432)        (437)
  9.625% Senior Subordinated Debentures           (300)       (317)                     (288)        (296)
Long-term secured loan                            (213)       (213)                     (354)        (354)
Oil and gas price contracts                          0         (80)                        0          (47)
Foreign exchange contracts                           0         (38)                        0          (46)
Electricity price contracts                          0           9                         0            0
Interest rate swaps                                  0           1                         0            0
Other long-term obligation                         (23)        (31)                      (27)         (30)
=============================================================================================================

The following methods and assumptions were used in estimating the fair values of financial instruments:

CASH AND SHORT-TERM INVESTMENTS, CASH RESTRICTED IN USE, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: Terms are such that their carrying amounts approximate fair values.

PORTFOLIO INVESTMENTS AND LONG-TERM NOTE RECEIVABLE: Fair values are estimated to approximate carrying amounts based on their financial terms and prevailing market conditions.

DEMAND NOTES RECEIVABLE: Interest is variable with current market rates and fair value therefore approximates carrying amount.

LONG-TERM DEBT: Fair values of publicly traded notes and debentures payable are based on quoted market prices. Fair values of private placement notes (US$230 million total) are estimated using discounted cash flow analysis based on Gulf's borrowing rates for similar terms. Bank credit facilities, the long term secured loan and other long-term debt are at variable market rates and their fair values therefore approximate carrying amounts.

OIL, GAS AND ELECTRICITY PRICES, FOREIGN EXCHANGE AND INTEREST RATE CONTRACTS:
Fair values are estimated based on the present value of quoted market prices of comparable contracts. The commodity price contracts exclude those to be settled by the delivery of product. The differences between the fair values and carrying amounts are equal to the cumulative unrecognized gains or losses on these contracts, which will be recognized when the related transactions occur as described above.

OTHER LONG-TERM OBLIGATION: Fair values are estimated using discounted cash flow analysis based on current incremental borrowing rates for similar borrowing arrangements.


NOTE 20  COMMITMENTS AND CONTINGENT LIABILITIES

Gulf has lease commitments relating to office buildings. The estimated annual minimum operating lease rental payments for the buildings, before deducting sublease income, will be $40 million in 2001, $36 million in 2002, $23 million in 2003, $20 million in 2004, $17 million in 2005 and $63 million in 2006 - 2009, the remaining term of the leases. Lease rentals payable in foreign currencies have been converted to Canadian dollars using December 31, 2000 rates.

As part of Gulf's upstream operations and as a result of certain discontinued downstream operations, Gulf has ongoing site restoration and remediation responsibilities. Site restoration costs within upstream operations involve the surface clean-up and reclamation of wellsites and field production facilities to ensure that they can be safely returned to appropriate alternative land uses. In addition, over the long term, certain plant facilities will require decommissioning which will involve dismantling of facilities as well as the decontamination and reclamation of these lands. Total anticipated future costs (including plugging and abandoning of wells), given Gulf's current inventory of wells and facilities including Syncrude, are in the order of $687 million over the next 20 years. Gulf has accrued $198 million ($11 million as current) for future upstream site restoration costs and continues to accrue these costs on the basis described in the summary of significant accounting policies.

Environmental liabilities relating to discontinued downstream operations generally involve the decontamination and/or remediation of formerly owned service stations, bulk fuel facilities and refinery sites. These future obligations are difficult to estimate as the number of sites that will need reclaiming, their degree of contamination, the cleanup standards, future regulatory requirements and other potentially responsible parties are all unknown. Gulf has accrued approximately $8 million ($3 million as current) for future downstream remediation costs. Based on current information it is not possible to reasonably estimate Gulf's total potential future liability for discontinued downstream operations.

Gulf is involved in various litigation, regulatory and other environmental matters in the ordinary course of business. In management's opinion, an adverse resolution of these matters would not have a material impact on operations or financial position.

To reduce Gulf's exposure to fluctuations in electricity prices, Gulf has entered into fixed electricity pricing agreements as described in Note 19(a)(ii). Under the terms of the agreement, Gulf has annual purchase commitments of $35 million in 2001, $12 million in 2002 and $13 million in 2003.


NOTE 21  EMPLOYEE FUTURE BENEFITS

The Company maintains both a defined contribution and a number of defined benefit pension plans of different types. These plans cover substantially all employees, providing pension, other retirement and post-retirement benefits.


PENSION BENEFIT PLANS

Defined benefit pensions at retirement are related to years of service and remuneration during the last years of employment. Funds are deposited with a trustee over periods permitted by regulatory authorities. These funds are invested primarily in publicly traded fixed income and equity securities. Actuarial reports are prepared annually by independent actuaries for accounting and funding purposes.

For the years 1998 to 2000, assumed future rates of return on assets, net of administrative expenses, discount rates used to estimate accrued benefit obligations of the plan and long-term average salary and wage escalation rates were as follows:

     Rates established at the beginning of the year             2000    1999    1998
----------------------------------------------------------------------------------------
     Assumed weighted average discount rate on liabilities      6.55%   5.75%   6.25%
     Assumed weighted average rate of return on assets          6.55%   5.75%   6.25%
     Estimated average wage and salary escalation rate          3.00%   2.50%   3.00%
========================================================================================

At December 31, 2000, the estimated accrued benefit obligations of the plans were determined using a weighted average discount rate of 5.81 per cent and the assumed future rate of return on assets of the plan, net of administration expenses, was decreased to 5.79 per cent. Additionally, long-term salary and wage escalation rates averaging 3.00 per cent were incorporated in the calculations.

For the years 1998 to 2000, the estimated remaining service life for the various benefit plans are as follows:

     Estimated remaining service life (years)                  2000   1999   1998
-------------------------------------------------------------------------------------
     Retirement Income Plan (RIP) (a)                             0     13     13
     Registered Compensation Arrangement (RCA)                   10     13     13
     Supplemental Executive Retirement Plan (SERP) (b)           13    N/A    N/A
     Registered Pension Plan (RPP) (c)                            6    N/A    N/A
     Supplemental Executive Retirement Plan (SERP) (c)(d)         0    N/A    N/A
=====================================================================================

(a) The Company's intentions are to settle the remaining pension obligations with the purchase of insured annuities within the next calendar year.

(b)  The SERP was implemented in fiscal 2000.

(c) The RPP and SERP were inherited with the acquisition of Crestar Energy Inc. ("Crestar"). The plans pertain to those employees previously employed by Crestar.

(d)  No remaining service life exists, all members of the plan have retired.

The actuarial fair values of accrued benefit obligations and plan assets are as follows:

     Year ended December 31                                                            2000     1999
------------------------------------------------------------------------------------------------------
     CHANGE IN BENEFIT OBLIGATIONS
     Accrued benefit obligations at beginning of year                                 $ 197    $ 333
     Effect of CICA 3461 adoption as at January 1, 1999 (Note 1)                          0       (7)
     Current service cost                                                                 0        1
     Interest cost                                                                        9       18
     Benefits paid                                                                      (17)     (34)
     Transfer to another company's pension plan                                          (8)       0
     Plan amendments                                                                      1        0
     Settlement of benefits (i.e. annuitization)                                       (106)     (98)
     Plan conversion                                                                     (4)       0
     Actuarial loss (gain)                                                               13      (16)
     Acquisitions                                                                         3        0
-------------------------------------------------------------------------------------------------------
     Accrued benefit obligations at end of year                                       $  88    $ 197
=======================================================================================================
     CHANGE IN PLAN ASSETS
     Market value of assets at beginning of year                                      $ 185    $ 303
     Actual return on plan assets                                                        20        3
     Company contributions                                                                4       13
     Benefits paid (a)                                                                  (17)     (36)
     Transfer to another company's pension plan                                          (8)       0
     Settlement of benefits (i.e. annuitization)                                       (106)     (98)
     Plan conversion                                                                     (3)       0
     Acquisitions                                                                         2        0
-------------------------------------------------------------------------------------------------------
     Market value of assets at end of year                                            $  77    $ 185
=======================================================================================================

(a) Includes $1.4 million benefits payable as at December 31, 2000 (1999 - $2 million).

Included in the above accrued benefit obligation and fair value of plan assets at year-end are the following amounts in respect of the defined benefit plan that are not fully funded:

     Year ended December 31                                                   2000     1999     1998
--------------------------------------------------------------------------------------------------------
     DEFERRED PENSION COST
     Market value of assets (a)(b)                                           $  77    $ 185    $ 303
     Accrued benefit obligation                                                 88      197      333
--------------------------------------------------------------------------------------------------------
     Deficiency of pension plan assets over accrued benefit obligations        (11)     (12)     (30)
     Unrecognized net losses                                                     1        1       30
--------------------------------------------------------------------------------------------------------
     Accrued pension liability                                               $ (10)   $ (11)   $   0
========================================================================================================

(a) Gulf uses the market value method of asset valuation, rather than the smoothed method of adjusting asset values to market over a period of five years.

(b) At December 31, 2000, the plan held 741,600 ordinary shares of Gulf valued at $5.7 million.

In December 1997, the Company started a program of annuitizing the plan's pension obligations with major life insurance companies. The program is being implemented on a phased basis and will be continued during 2001. Pension obligations of $52 million, $98 million and $106 million were settled in 1998, 1999 and 2000, respectively. The amounts and timing of phases are at the Company's discretion and will depend on market conditions.

Both the rate of return on a portion of plan assets and the discount rate for plan obligations are related to market interest rates and therefore both the value of assets and benefit obligations are affected by changes in such rates. At December 31, 2000, approximately 70 per cent of the plan's assets consisted of fixed income securities with an average maturity of about 12 years, which approximates the term and interest rate exposure of the obligations.

In 1993, the Company's pension plan was amended to give Gulf's active Canadian employees the option to accrue future benefits under a defined contribution alternative. All new employees accrue future benefits on a defined contribution basis. At December 31, 2000, 96 per cent of employees were members within the defined contribution option.

During 1999 the Company settled and wound up all benefit obligations for the employees of Clyde Petroleum Limited by purchasing insured annuities with major United Kingdom life insurance companies. The market value of assets and accrued benefit obligations of that plan were (Pounds)13 million and (Pounds)9 million, respectively, at January 1, 1999.

Additionally, the Company has a 9.03 per cent interest in the defined benefit pension plan of the Syncrude Project. At December 31, 2000, Gulf's proportionate share of the market value of assets and accrued benefit obligations of that plan were $54 million and $62 million, respectively (1999 - $53 million and $43 million, respectively). In addition, the plan has an unrecognized net actuarial loss of $82 million and a gain of $150 million for the years ending December 31, 2000 and 1999, respectively. Gulf's proportionate share of the accrued pension liability was nil at December 31, 2000 (1999 - $3 million).


PENSION EXPENSE

The Company's net pension expense for both the defined benefit and the defined contribution components of the plan is as follows:

     Year ended December 31                                                   2000     1999     1998
--------------------------------------------------------------------------------------------------------
     NET PENSION EXPENSE
     Current service cost                                                    $   0    $   1    $   1
     Interest costs on accrued benefit obligations                               9       18       22
     Estimated return on plan assets                                            (8)     (17)     (22)
     Amortization of net transition (asset) obligation                           1        0        0
     Amortization of experience losses                                           0        0        2
--------------------------------------------------------------------------------------------------------
     Defined benefit expense before settlement                                   2        2        3
     Settlement (gain) cost                                                      0       (1)       6
--------------------------------------------------------------------------------------------------------
     Total defined benefit expense                                               2        1        9
     Total defined contribution expense                                          3        3        3
--------------------------------------------------------------------------------------------------------
     Total pension expense                                                   $   5    $   4    $  12
========================================================================================================

POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

The company is obligated to provide post retirement benefits other than pensions to all regular employees who have retired on or before April 1, 1996. The cost of this plan is funded annually out of general revenues and includes such benefits as life insurance, dental coverage, supplementary health benefits and the subsidy of certain provincial health care premiums.

     Year ended December 31                                                      2000      1999
---------------------------------------------------------------------------------------------------
     CHANGE IN BENEFIT OBLIGATIONS
     Benefit obligations at beginning of year                                   $  53     $  56
     Interest cost                                                                  3         3
     Benefits paid                                                                 (4)       (4)
     Actuarial gain                                                                (1)       (2)
---------------------------------------------------------------------------------------------------
     Benefit obligations at end of year                                         $  51     $  53
===================================================================================================
     DEFERRED BENEFIT COST
     Benefit obligations (a)                                                    $  51     $  53
     Market value of assets                                                         0         0
---------------------------------------------------------------------------------------------------
     Deficiency of pension plan assets over accrued benefit obligations           (51)      (53)
     Unrecognized net losses                                                       (3)       (2)
---------------------------------------------------------------------------------------------------
     Deferred benefit cost                                                      $ (54)    $ (55)
===================================================================================================

     Year ended December 31                                                      2000      1999     1998
--------------------------------------------------------------------------------------------------------------
     NET PERIODIC COST
     Interest costs on accrued benefit obligations                              $   3     $   3    $   3
     Other, net                                                                     0         0        1
---------------------------------------------------------------------------------------------------------------
     Net periodic cost                                                          $   3     $   3    $   4
===============================================================================================================

(a) The health care cost trend rate is estimated to decrease from 8.5 per cent in 1998 to 7.0 per cent for the years 1999, 2000 and thereafter. The discount rates used to value post-retirement benefits other than pensions are the same as those used to value Gulf's pension obligations.

A one per cent change in the assumed health care cost trend rate would have the following effects on 2000 service and interest cost, and the benefit obligation at December 31, 2000:

                                                                       1% increase      1% decrease
-------------------------------------------------------------------------------------------------------
     Effect on service and interest components of net periodic cost           $  0             $  0
     Effect on benefit obligation                                                2               (2)
=======================================================================================================

Additionally, the company has a 9.03 per cent interest in the other post-retirement benefits of the Syncrude Project. At December 31, 2000, Gulf's proportionate share of the market value of assets and accumulated benefit obligations were nil and $6 million, respectively (1999 - nil and $1 million, respectively).

NOTE 22  RELATED PARTY TRANSACTIONS

Gulf holds all of the Preferred Shares of Athabasca Oil Sands Investments Inc. ("Athabasca"), entitling Gulf to elect two of the directors of Athabasca. Gulf earns dividends on these Preferred Shares on a quarterly basis for a total of $360,000 in 2000 (1999 - $360,000; 1998 - $360,000). In addition, Gulf has agreements with Athabasca for the provision of administrative and marketing services. Revenue from such services was $4 million in 2000, $3 million in 1999 and $2 million in 1998. Gulf has $1 million receivable from Athabasca as at December 31, 2000 (1999 - $1 million).

Effective January 1, 1998, Gulf acquired a 50 per cent interest and joint control of Tidal Energy Marketing Inc. ("Tidal"). Gulf paid $1 million in 2000 (1999 - $1 million; 1998 - $2 million) to the unrelated interest in Tidal pursuant to an agreement to provide marketing services. Gulf has no receivable from the unrelated interest in Tidal as at December 31, 2000 (1999 - $6 million).

Effective September 1, 2000 Gulf sold its remaining 50 per cent interest in Gulf Midstream Services Partnership and GMS Facilities Ltd. (collectively "GMS") to an unrelated investor. For the first eight months of 2000, Gulf paid $12 million (1999 - $18 million) to the unrelated interest in GMS pursuant to agreements to provide marketing services and processing fees at the GMS owned facilities. At December 31, 2000, the outstanding note receivable from GMS was settled (1999 - $7 million).

All related party transactions are in the normal course of operations and are measured at the exchange amount, being the fair market value of the consideration established and agreed upon by the related parties.

NOTE 23  SEGMENT INFORMATION

                                                                                    North America
                                                ---------------------------------------------------------------------------------
                                                          Oil & Gas(1)                 Syncrude                  Petrovera
---------------------------------------------------------------------------------------------------------------------------------
     Year ended December 31                         2000      1999     1998     2000     1999     1998     2000     1999     1998
---------------------------------------------------------------------------------------------------------------------------------
     REVENUES (3)
     Gross oil and gas revenues
     Crude oil
       Unhedged                                   $  503     $ 272    $ 297    $ 304    $ 201    $ 139    $ 161    $  78    $   0
       Hedging                                         0         0        0        0        0        0        0        0        0
     Natural gas liquids                              72        76       86        0        0        0        0        0        0
     Natural gas
       Unhedged                                      616       306      268        0        0        0       20        7        0
       Hedging                                         0         0        0        0        0        0        0        0        0
     Sulphur                                          (1)       (1)       1        0        0        0        0        0        0
---------------------------------------------------------------------------------------------------------------------------------
                                                   1,190       653      652      304      201      139      181       85        0
     Less royalties                                 (245)     (103)     (89)     (52)      (4)       0      (21)     (12)       0
---------------------------------------------------------------------------------------------------------------------------------
     Net oil and gas revenues                        945       550      563      252      197      139      160       73        0
     Other revenues                                   14        26       30        0        0        1        0        0        0
---------------------------------------------------------------------------------------------------------------------------------
                                                     959       576      593      252      197      140      160       73        0
---------------------------------------------------------------------------------------------------------------------------------
     EXPENSES
     Operating
       Production                                   (153)     (147)    (222)    (120)     (94)     (95)     (51)     (29)       0
       Other                                          (6)      (18)     (23)       0        0        0        0        0        0
     Exploration                                     (43)      (31)    (103)       0        0        0       (1)      (1)       0
     Depreciation, depletion and amortization       (282)     (224)    (552)     (18)     (17)     (18)    (125)     (42)       0
---------------------------------------------------------------------------------------------------------------------------------
                                                    (484)     (420)    (900)    (138)    (111)    (113)    (177)     (72)       0
---------------------------------------------------------------------------------------------------------------------------------
                                                  $  475     $ 156    $(307)   $ 114    $  86    $  27    $ (17)   $   1    $   0
=================================================================================================================================

(1) Included in the North America oil and gas segment is the following information pertaining to the United States:

                                                   2000     1999     1998
-----------------------------------------------------------------------------
     Net oil and gas revenues                      $   1    $   0    $  0
     Depreciation, depletion and amortization        (32)      (1)     (1)
     Net operating loss                              (32)      (1)    (21)
=============================================================================

(2) Other North America includes pipelines, contract drilling, hedging and other.

(3) There were no revenues derived from sales to significant customers in the year ended December 31, 2000 (1999 - $132 million; 1998 - $121 million).

     There were no inter-segment transfers of product.

     Included in earnings (loss) from continuing operations are export sales of $203 million, $174 million and $168 million in 2000, 1999 and 1998, respectively.

      North America                                       International                                            Total
------------------------   ----------------------------------------------------------------------------  ---------------------------
         Other(2)               Indonesia                   Netherlands                  Other
------------------------------------------------------------------------------------------------------------------------------------
  2000    1999     1998     2000     1999    1998     2000     1999    1998     2000     1999     1998      2000      1999     1998
------------------------------------------------------------------------------------------------------------------------------------
 $   0   $   0    $   0    $ 290    $ 189   $ 131    $  37    $  30   $  13    $   6   $   26   $   81    $1,301    $  796   $  661
  (155)    (95)      55       (4)      (5)      0        0        0       0        0        0        0      (159)     (100)      55
     0       0        0        0        3       5        0        0       0        2        7        9        74        86      100

     0       0        0      339      178      12       61       54      82        0       13       19     1,036       558      381
   (44)    (17)       3        0        0       0        0        0       0        0        0        0       (44)      (17)       3
     0       0        0        0        0       0        0        0       0        0        0        0        (1)       (1)       1
------------------------------------------------------------------------------------------------------------------------------------
  (199)   (112)      58      625      365     148       98       84      95        8       46      109     2,207     1,322    1,201
     0       0        0     (113)     (63)    (26)      (1)      (1)     (2)      (1)       1       (8)     (433)     (182)    (125)
------------------------------------------------------------------------------------------------------------------------------------
  (199)   (112)      58      512      302     122       97       83      93        7       47      101     1,774     1,140    1,076
     9      17       80        1        2       0        0        0       5        0        0        3        24        45      119
------------------------------------------------------------------------------------------------------------------------------------
  (190)    (95)     138      513      304     122       97       83      98        7       47      104     1,798     1,185    1,195
------------------------------------------------------------------------------------------------------------------------------------

     0       0        0      (49)     (53)    (41)     (21)     (24)    (25)      (3)     (16)     (34)     (397)     (363)    (417)
    (8)     (9)     (67)       0        0       0        0        0       0        0        0        0       (14)      (27)     (90)
     0       0        0      (27)     (17)    (50)     (10)     (16)    (10)      (4)      (1)     (28)      (85)      (66)    (191)
    (4)     (3)      (1)    (103)    (103)    (71)     (38)     (45)    (62)      (9)     (17)     (65)     (579)     (451)    (769)
------------------------------------------------------------------------------------------------------------------------------------
   (12)    (12)     (68)    (179)    (173)   (162)     (69)     (85)    (97)     (16)     (34)    (127)   (1,075)     (907)  (1,467)
------------------------------------------------------------------------------------------------------------------------------------
 $(202)  $(107)   $ (70)   $ 334    $ 131   $ (40)   $  28    $  (2)  $   1    $  (9)  $   13   $  (23)      723       278     (272)
=======================================================================================================
 Net gain (loss) on asset disposals and provision for other losses                                            86      (129)    (252)
 Pension settlement and restructuring charges                                                                 (4)       (5)     (45)
 General and administration                                                                                  (45)      (34)     (62)
 Finance charges, net                                                                                       (277)     (246)    (278)
 Income tax (expense) recovery                                                                              (300)      (23)     325
 Minority interest                                                                                           (35)      (13)      12
------------------------------------------------------------------------------------------------------------------------------------
 Earnings (loss) from continuing operations                                                                  148      (172)    (572)
 Discontinued operations                                                                                       0         0       24
------------------------------------------------------------------------------------------------------------------------------------
 Earnings (loss) for the year                                                                             $  148    $ (172)  $ (548)
====================================================================================================================================

 Identifiable assets                         North America         Oil & Gas                              $5,814    $2,946   $3,705
                                                                   Syncrude                                  477       429      363
                                                                   Petrovera                                 442       337        0
                                             Indonesia                                                     1,587     1,236    1,313
                                             Netherlands                                                     486       484      509
                                             Other International                                             125         3      426
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          $8,931    $5,435   $6,316
====================================================================================================================================
 Capital and exploration expenditures        North America         Oil & Gas                              $  291    $  151   $  374
                                                                   Syncrude                                   45        68       43
                                                                   Petrovera                                  65        20        0
                                             Indonesia                                                       126        97      284
                                             Netherlands                                                      60        44       51
                                             Other International                                               9        15       91
                                             Corporate & Other                                                 4         5        7
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          $  600    $  400   $  850
====================================================================================================================================

NOTE 24  UNITED STATES ACCOUNTING PRINCIPLES AND U.S. DOLLAR SUMMARY INFORMATION

If United States generally accepted accounting principles (U.S. GAAP) had been followed, the earnings (loss) and earnings (loss) per ordinary share would have been as follows:

   Year ended December 31                                                  2000      1999      1998
-------------------------------------------------------------------------------------------------------
   EARNINGS (LOSS) FROM CONTINUING OPERATIONS, AS REPORTED                $ 148    $ (172)   $ (572)
   Adjustments
     New asset values (a1)                                                    0         0      (106)
     Interest rate swap (b)                                                   0       (24)       (9)
     Foreign exchange (losses) gains (c)                                     (3)      148       (67)
     Termination benefits (d)                                                 0       (19)       12
     Pension and other post-retirement benefits (e)                         (22)       (3)        1
     Asset impairments (f)                                                  (32)       19      (123)
     Net loss on asset disposals (g)                                          0       (19)       19
     Income tax recovery (expense)                                           14       (45)      182
-------------------------------------------------------------------------------------------------------
   EARNINGS (LOSS) FROM CONTINUING OPERATIONS, AS ADJUSTED                  105      (115)     (663)
   Discontinued operations                                                    0         0        24
   Adjustment
     Cumulative effect of accounting change (a2)                              0       (95)        0
-------------------------------------------------------------------------------------------------------
   EARNINGS (LOSS), AS ADJUSTED                                             105      (210)     (639)
   OTHER COMPREHENSIVE INCOME
   Foreign currency translation adjustments                                  18      (117)      105
    less reclassification related to sale of foreign entity (h)               0         0       (21)
   Unrealized holding loss on equity securities                               0         0       (19)
    less reclassification to earnings (g)                                     0        19         0
   Minimum pension liability adjustments (e)                                  0        16        (8)
   Income tax (expense) benefit related to items of other
   comprehensive income (loss):
     Foreign currency translation adjustments (h)                            (8)       28       (12)
     Unrealized holding loss on equity securities                             0         0         7
      less reclassification to earnings (g)                                   0        (7)        0
     Minimum pension liability adjustments (e)                                0        (7)        3
-------------------------------------------------------------------------------------------------------
   COMPREHENSIVE INCOME (LOSS)                                            $ 115    $ (278)   $ (584)
=======================================================================================================
   Cumulative dividends on senior preference shares                         (34)      (30)      (31)
-------------------------------------------------------------------------------------------------------
   EARNINGS (LOSS) AVAILABLE TO ORDINARY SHAREHOLDERS                     $  71    $ (240)   $ (670)
=======================================================================================================
   BASIC EARNINGS (LOSS) PER ORDINARY SHARE, AS ADJUSTED (DOLLARS)
   Earnings (loss) from continuing operations                             $0.19    $(0.42)   $(1.99)
   Discontinued operations                                                 0.00      0.00      0.07
   Cumulative effect of accounting change                                  0.00     (0.27)     0.00
-------------------------------------------------------------------------------------------------------
   Earnings (loss)                                                        $0.19    $(0.69)   $(1.92)
=====================================================================================================
   PRO FORMA EARNINGS (LOSS) REFLECTING ACCOUNTING CHANGE (a2)                               $ (634)
   Per ordinary share (dollars)                                                              $(1.91)
=====================================================================================================

If U.S. GAAP had been followed, cash generated from continuing operations would be adjusted as follows:

     Year ended December 31                                             2000     1999     1998
-------------------------------------------------------------------------------------------------
     Cash generated from continuing operations, as reported           $1,095    $ 517    $ 371
     Adjustment for termination benefits (d)                               0      (19)      12
-------------------------------------------------------------------------------------------------
     Cash generated from continuing operations, as adjusted           $1,095    $ 498    $ 383
=================================================================================================

If U.S. GAAP had been followed, the Consolidated Statements of Cash Flows would be adjusted as follows:

     Year ended December 31                                             2000     1999     1998
-------------------------------------------------------------------------------------------------
     Adjustments
       Operating activities (i)                                       $  (43)   $ (29)   $(109)
       Investing activities (i)                                           43       29      109
=================================================================================================

The Consolidated Statements of Cash Flows presented under Canadian GAAP comply in other respects with International Accounting Standard 7.

If U.S. GAAP were followed, amounts on the Consolidated Statements of Financial Position would be adjusted as follows:

     December 31                                                        2000     1999
-----------------------------------------------------------------------------------------------
     ASSETS
     Accounts receivable (b)                                          $    0    $   4
     Investments, deferred charges and other assets (b)(c)(e)            (60)     152
     Property, plant and equipment (f)                                  (136)    (104)
-----------------------------------------------------------------------------------------------
                                                                      $ (196)   $  52
===============================================================================================
     LIABILITIES AND SHAREHOLDERS' EQUITY
     Other current liabilities (b)                                    $    0    $   4
     Long-term debt (b)                                                    0      200
     Other long-term liabilities (e)                                     (10)     (22)
     Future income taxes                                                 (62)     (48)
     Retained earnings (deficit)                                        (124)     (82)
     Foreign currency translation adjustment (h)                          10       20
     Accumulated other comprehensive income (h)                          (10)     (20)
-----------------------------------------------------------------------------------------------
                                                                      $ (196)   $  52
===============================================================================================

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, in the case of Gulf, conform in all material respects with those in the United States except that:

(a) Prior to January 1, 1999 the financial statements reflect the following effects of adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Effective January 1, 1999 such differences have been eliminated (see note (a) 2 below).

     1. SFAS 109 requires a restatement, to pre-tax amounts, of the new asset values reflected in the accounts in connection with the change of control in 1986 of Gulf Canada Limited and the acquisition of new subsidiaries. This restatement, along with differences between the tax bases and recorded amounts of other asset transfers, resulted in higher amounts of property, plant and equipment (PP&E) and deferred income taxes than under Canadian generally accepted accounting principles ("Canadian GAAP") before 1999. These differences were amortized to earnings over the lives of the related assets, resulting in higher pre-tax expenses in 1998.

     2. Effective January 1, 1999 Gulf adopted Canadian standards for accounting for income taxes substantially identical to those of SFAS 109. The method and assumptions used to apply the new standards in the Canadian GAAP financial statements, however, differ in some respects from those applied to SFAS 109. This reconciliation to U.S. GAAP reflects application of these standards consistent with the Canadian GAAP financial statements prospectively from January 1, 1999. The cumulative effect of this change on retained earnings under U.S. GAAP is included in the loss for the year ended December 31, 1999. The effect of this change in 1999 is to increase the loss from continuing operations by $1 million. Under Canadian GAAP, prior periods are restated to reflect a change in accounting principle. The reconciling amounts to U.S. GAAP for 1998 have been restated accordingly.

(b) A special purpose entity had $200 million 11 per cent public debentures issued and outstanding and assets consisting of a $200 million oil indexed debenture and an interest rate swap, all of which matured on October 31, 2000. These are not included in Gulf's December 31, 1999 statement of financial position, but under U.S. GAAP would have been included in long-term debt and investments and other assets, respectively. Earnings would exclude amortization of a provision for losses on a related swap agreement.

(c) Unrealized gains or losses arising on translation of long-term liabilities repayable in foreign funds would be included in earnings in the period in which they arise. The balances of such deferred losses were $60 million at December 31, 2000 and $58 million at December 31, 1999.

(d) A liability for non-contractual involuntary employee termination benefits would not be recognized until their terms are communicated to the affected employees. Under Canadian GAAP, the liability is recorded when the company makes the termination decision. Accordingly, the liability recorded prior to employees being notified is reversed and recognized in the year of notification for U.S. GAAP.

(e) Effective January 1, 1999 Gulf adopted new Canadian standards for accounting for pensions and other post-employment benefits to employees. The accrued net liabilities exceeded those under U.S. GAAP by $10 million at December 31, 2000 and by $32 million at December 31, 1999.

(f) U.S. GAAP requires that impaired assets be written down to fair value, rather than undiscounted future cash flows from use. Accordingly, Gulf would have recognized additional impairment losses of $46 million in 2000 and $123 million in 1998. Depreciation, depletion and amortization expense would be lower by $14 million in 2000 and $19 million in 1999.

(g) An unrealized holding loss on equity securities of $19 million recognized in 1998 would be reported in other comprehensive income rather than earnings. This loss was realized in 1999 and would accordingly be reclassified to net income.

(h) Foreign currency translation adjustments arising upon consolidation of self-sustaining foreign subsidiaries are included in other comprehensive income.

(i) The cash flows of certain exploration costs included in capital expenditures and exploration expenses would be classified as operating rather than investing activities.


SUMMARY FINANCIAL INFORMATION IN U.S. DOLLARS

The following information is based on U.S. GAAP and translated from Canadian into U.S. dollars at the average exchange rates for each of the years presented.

     Year ended December 31                                   2000         1999       1998
----------------------------------------------------------------------------------------------
     Net revenues from continuing operations              US$1,210     US$  797     US$  801
     Cash generated from continuing operations                 737          335          257
     Earnings (loss) from continuing operations                 71          (77)        (444)
     Earnings (loss) for the year                               71         (141)        (428)
     Per ordinary share (dollars)
       Earnings (loss) from continuing operations         US$ 0.13     US$(0.28)    US$(1.33)
       Earnings (loss)                                        0.13        (0.46)       (1.29)
     Average exchange rate (Cdn$1)                            0.67         0.67         0.67
===============================================================================================

COMPONENTS OF ACCUMULATED OTHER COMPREHENSIVE INCOME

     December 31                                              2000         1999
----------------------------------------------------------------------------------------------
     Foreign currency translation adjustments             $    (10)      $  (20)
==============================================================================================

GROSS REVENUES

U.S. GAAP requires revenues to be reported gross, excluding certain product purchase, transportation and marketing costs included in net oil and gas revenues:

     Year ended December 31                                   2000         1999       1998
----------------------------------------------------------------------------------------------
     Gross oil and gas revenues                            $ 3,309      $ 2,158      $ 2,227
     Cost of sales                                          (1,535)      (1,018)      (1,151)
----------------------------------------------------------------------------------------------
     Net oil and gas revenues                              $ 1,774      $ 1,140      $ 1,076
==============================================================================================

INTEREST PAID AND INCOME TAXES PAID

     Year ended December 31                                          2000       1999       1998
----------------------------------------------------------------------------------------------------
     Cash interest expense paid (net of amounts capitalized)      $   231    $   266    $   213
====================================================================================================

STOCK-BASED COMPENSATION PLANS

Pro forma disclosures of earnings and earnings per share are presented below as if Gulf had adopted the cost recognition requirements under FASB Statement No.
123. Pro forma disclosures are not likely to be representative of the effects on reported earnings for future years.

     Year ended December 31                                          2000       1999       1998
----------------------------------------------------------------------------------------------------
     Earnings (loss), U.S. GAAP      As reported                  $   105    $  (210)   $  (639)
                                     Pro forma                         92       (225)      (664)
     Earnings (loss) per share       As reported                  $  0.19    $ (0.69)   $ (1.92)
                                     Pro forma                       0.15      (0.73)     (2.00)
====================================================================================================

The fair value of the options on the grant date is estimated using the Black-Scholes option pricing model with the following assumptions:

                                                     Gulf               Gulf Indonesia
---------------------------------------------------------------------------------------------------
     Year Granted                          2000      1999    1998    2000    1999    1998
---------------------------------------------------------------------------------------------------
     Expected volatility                     50%      50%     42%     50%     55%     42%
     Risk-free interest rate               5.25%     6.5%    5.4%    5.1%    6.5%    5.0%
     Expected life (years)                 5.4       4.7     4.1     3.0     3.0     3.0
===================================================================================================

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Canadian GAAP financial statements do not include the assets and liabilities of a special purpose entity that matured on October 31, 2000. The carrying amounts and fair values of these financial instruments at December 31, 1999 were as follows:

                                                                         Asset (liability)
----------------------------------------------------------------------------------------------------
                                                                    Carrying Amount    Fair Value
----------------------------------------------------------------------------------------------------
     Oil indexed debenture and related swap                          $    200          $   207
     11% debentures                                                  $   (200)         $  (207)
====================================================================================================

The following methods and assumptions were used in estimating the fair values of these financial instruments:

Oil indexed debenture: Fair values are estimated using discounted cash flow analysis based on the applicable current incremental borrowing rate. Income on the variable rate portion of interest is estimated based on a forecast of the average quarterly price of West Texas Intermediate crude oil.

11 per cent debentures: Fair values are estimated using discounted cash flow analysis based on current incremental borrowing rates for similar borrowing arrangements.

Interest rate swap: Fair values are estimated based on quoted market prices of comparable contracts.


FOREIGN CURRENCY TRANSACTIONS

The aggregate foreign currency transaction gains and losses included in net income are a loss of $98 million in 2000, a gain of $96 million in 1999, and a loss of $164 million in 1998.

PROPORTIONATELY CONSOLIDATED JOINT VENTURES

Following is summarized financial information relating to Gulf's pro rata interest in significant joint ventures that are proportionately consolidated in its financial statements.

     December 31                                       2000     1999
--------------------------------------------------------------------------------
     Current assets                                   $ 136    $ 129
     Non-current assets                                 830      792
     Current liabilities                                 88       96
     Non-current liabilities                             49      158
================================================================================

     Year ended December 31                            2000     1999     1998
--------------------------------------------------------------------------------
     Net revenues                                     $ 429    $ 297    $ 142
     Operating expenses                                 177      131       96
     Earnings for the year                              178      100       23
     Cash flow from (to):
       Operating activities                             136      149       22
       Investing activities                            (118)    (101)     (43)
       Financing activities                               0        7        0
================================================================================

NEW STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In June 1998, Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued, amended by SFAS 137 (June 1999) and SFAS 138 (June 2000). Adoption of this standard is required in the first quarter of 2001. SFAS 133 requires that all derivatives (as defined in the statement) be recognized as either assets or liabilities and measured at their fair values. If certain conditions are met, a derivative may be specifically designated and accounted for as a hedge of risk exposure. Gulf has not designated any of the derivatives it held at December 31, 2000 as hedges in accordance with the requirements of SFAS 133. The adoption of these standards will result in the initial recognition, for U.S. GAAP, of $10 million of assets, $118 million of liabilities, and a cumulative reduction in retained earnings of $60 million. Certain contracts containing forward pricing provisions are excluded from the scope of this statement because they are sales in the normal course of business. The volume of sales subject to such contracts is less than five per cent of Gulf's expected related production over their term.

SFAS 140 was issued September 29, 2000. This Statement revises accounting and disclosure standards for transfers and servicing of financial assets and extinguishments of liabilities. It is effective for transfers after March 31, 2001 and for disclosures about securitizations and collateral, and for recognition and reclassification of collateral for fiscal years ending after December 15, 2000. Gulf has complied with the disclosure requirements and expects the accounting standards to have no effect on its financial statements.


NOTE 25  RECLASSIFICATIONS

Certain comparative figures have been reclassified to conform to the presentation used in 2000.


NOTE 26  SUBSEQUENT EVENT

On January 10, 2001 Gulf issued US$300 million ten-year Senior Notes at an interest rate of 7.125 per cent. The notes are unsecured with interest paid semi-annually. The proceeds were primarily used to redeem the 9.25 per cent Senior Subordinated Debentures due in 2004. The reduction in interest will result in a savings of approximately $9 million per year.

SUPPLEMENTAL INFORMATION

Reserves

------------------------------------------------------------------------------------------------------------------------------------
                                                            2000            1999           1998          1997            1996
                                                         (gross/net)     (gross/net)    (gross/net)    (gross/net)    (gross/net)
------------------------------------------------------------------------------------------------------------------------------------
CRUDE OIL AND NATURAL GAS LIQUIDS (millions of barrels)
PROVED(1)
 North America
    Conventional                                         181 /   147     133 /   107     169 /   140     192 /   157     162 /   131
    Heavy Oil (16 (degrees) - 27 (degrees) API)           59 /    49       5 /     5      65 /    58      78 /    69       0 /     0
    Petrovera (12 (degrees) - 16 (degrees) API)           45 /    40      45 /    39       0 /     0       0 /     0       0 /     0
------------------------------------------------------------------------------------------------------------------------------------
                                                         285 /   236     183 /   151     234 /   198     270 /   226     162 /   131
------------------------------------------------------------------------------------------------------------------------------------
 Indonesia                                                33 /    18      34 /    20      39 /    30      42 /    28      36 /    21
 Netherlands                                               2 /     2       2 /     2       3 /     3       0 /     0       0 /     0
 Other International                                      14 /    11       0 /     0      12 /    10      61 /    59       0 /     0
------------------------------------------------------------------------------------------------------------------------------------
                                                          49 /    31      36 /    22      54 /    43     103 /    87      36 /    21
------------------------------------------------------------------------------------------------------------------------------------
 Total Proved Liquids                                    334 /   267     219 /   173     288 /   241     373 /   313     198 /   152
====================================================================================================================================
 NATURAL GAS (billions of cubic feet)
 PROVED(1)
  North America                                        1,795 / 1,396     909 /   804   1,170 /   978   1,347 / 1,147   1,482 / 1,248
  Indonesia                                            1,668 / 1,248   1,263 /   996   1,053 /   919     758 /   652     504 /   426
  Netherlands                                            157 /   156     124 /   122     127 /   124     164 /   161       0 /     0
  Other International                                      0 /     0       0 /     0     105 /    92     151 /   133       0 /     0
------------------------------------------------------------------------------------------------------------------------------------
 Total Proved Natural Gas                              3,620 / 2,800   2,296 / 1,922   2,455 / 2,113   2,420 / 2,093   1,986 / 1,674
====================================================================================================================================

(1) "Gross" reserves are before deduction of royalties. "Net" reserves are after deduction of royalties, which vary depending on prices, production rates and legislative changes. "Proved" reserves are those that appear with reasonable certainty to be recoverable under existing economic and operating conditions.


SYNCRUDE RESERVES NOT INCLUDED ABOVE (millions of barrels)

------------------------------------------------------------------------------------------------------------------------------------
                                                            2000             1999            1998          1998            1998
                                                         (gross/net)      (gross/net)     (gross/net)    (gross/net)     (gross/net)
------------------------------------------------------------------------------------------------------------------------------------
PROVED
 North America
    Syncrude(1)                                          324 /    284    212 /   185     219 /   192     226 /   198     194 /   174
====================================================================================================================================

(1) The Syncrude reserves are not considered "proved oil and gas reserves" under U.S. GAAP.